SELLERS & ASSOCIATES, P.C.
                         3785 Harrison Blvd., Suite 101
                                Ogden, Utah 84403
                       Phone 801-621-8128 FAX 801-627-1639




                       CONSENT OF INDEPENDENT ACCOUNTANTS


September 18, 2001


Learner's World, Inc.
16929 E. Enterprise Drive, #206
Fountain Hills, Arizona  85268

Gentlemen:

We hereby consent to the use of our audit report dated March 23, 2001 of Learner's World, Inc. for the year ended December 31, 2000 in the Form S-8 of Learner's World, Inc. dated September 18, 2001.




/s/ Sellers & Assoicates P.C.
-----------------------------
Sellers & Associates P.C.
Ogden, Utah